EXHIBIT 99.1
Unrivaled Brands and Mystic Holdings Reach Settlement; Agree to Explore Collaborative Opportunities

SANTA ANA, Calif., Sept. 12, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations throughout California, is pleased to announce the resolution of outstanding litigation with Mystic Holdings, Inc. (OTCQX: MSTH) (“Mystic”), subject to final documentation.

On the heels of the Department of Health and Human Services’ recommendation to reschedule marijuana from Schedule 1 to Schedule 3, both companies have designed to effect a strategic vision anchored on the idea that working on building a long-term partnership is better than resources spent on litigation. The settlement grants Unrivaled up to two seats on the board of directors of Mystic in addition to its 5.5% of shares of Mystic common stock and 9.7% of Series A Preferred shares of Mystic which grant 1,100 to 1 voting rights and which convert on a 1-to-1 basis to Mystic common stock. The parties have agreed to explore opportunities for mutual collaboration and growth. The collaboration could empower the two companies to leverage Mystic’s supply chain and cultivation facility in Nevada along with its retail footprint, enhancing operational efficiency and cost-effectiveness across California and Nevada. The partnership could also unlock cross-selling opportunities and access to new capital, supporting expansion, innovation, and strategic investments. Upon execution of the binding term sheet, the parties agreed to inform the court of the settlement and request a stay of all pending litigation. The settlement marks another milestone in Unrivaled’s turnaround efforts over the last twelve months.

Sabas Carrillo, Unrivaled’s Chief Executive Officer stated, “The synergistic potential is immediately apparent between Unrivaled and Mystic and their respective leadership teams. I am excited about working closely with the Mystic team. Their roots in the hospitality industry offer a fresh perspective, and I’m eager to explore how we can integrate this expertise to bring new, innovative products and experiences to our customers. Unrivaled’s equity stake in Mystic not only reinforces this compatibility but also makes it imperative for both companies to harness each other’s unique strengths in navigating these trying times for the cannabis industry. Mystic’s vertical integration lays the primer for Unrivaled to enter a Nevada market structured to only reward large players. By introducing our top-tier California genetics and brands into Nevada, we position ourselves for the opportunity to disrupt the market in a significant way.”

Mystic’s President, Michael Cristalli, also weighed in stating, “We're excited about partnering with Unrivaled, a seasoned operator in California, the most mature cannabis market in the Country. Their entrance into Nevada’s more favorable regulatory climate will be a strategic benefit to both companies. Unrivaled brings with them deep relationships and experience which will benefit the consumer with greater product choices.”

Robert Baca, Unrivaled’s Chief Legal Officer, expressed a note of optimism, stating, “The resolution of this litigation underscores our commitment to turning challenges into opportunities. Unrivaled and Mystic are best served capitalizing on the talent, knowledge, brands, operational and manufacturing expertise, and marketing experience that each brings to bear. The companies are united in a common cause of setting a new standard in cannabis.”

EXHIBIT 99.1
About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

About Mystic Holdings

Mystic Holdings, Inc., through its subsidiaries, engages in the cultivation, production, and wholesale of medical and recreational cannabis in Nevada, the United States. It offers cannabis flowers; edibles, such as gummies, brownie bites, cookies, caramels, rice crispies, and chocolate chip bars; concentrates and oils; pre-rolls and small bud batches; and cannabis vape products under the Qualcan, Lush, and Cosmic brands. The company also operates three recreational/medical retail dispensaries; and provides branding consulting services for third-party cannabis products. It serves state-licensed dispensaries. The company was founded in 2014 and is based in Las Vegas, Nevada.

For more info, please visit: https://www.qualcan.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791